  EXHIBIT 99.1

Golden Matrix Reports Second Quarter Financial Results

LAS VEGAS, NV, June 14, 2023 - Golden Matrix Group Inc. (NASDAQ:GMGI), developer, licensor and global operator of online gaming and eCommerce platforms, systems and gaming content, today reported financial results for its second fiscal quarter ended April 30, 2023.

•	Q2 revenues of $10.3 million, an increase of 21% on revenues of $8.5 million in the like year-ago quarter.

•	Q2 net income (loss) of $(534,000) versus $586,984 in the like year-ago quarter.

•	Adjusted Q2 ’23 EBITDA of $452,000.*

•	Revenues of $21.1 million in the first six months of fiscal ‘23, an increase of 21% on revenues of $17.4 million in the comparable year-ago period;

•	Net income (loss) of $(977,000) in the first six months versus $936,363 in the comparable year-ago period.

•	Adjusted first half ’23 EBITDA of $1.3 million.*

•	Cash and cash equivalents of $15.7 million, current assets of $21.8 million, and total assets of $34.8 million as of April 30, 2023.

•	Total liabilities of $3.95 million, with only $9,000 non-current as of April 30, 2023.

•	Working capital of $17.8 million and current ratio of 5.5:1 as of April 30, 2023.

•	Shareholders’ equity increased to $30.9 million, up from $26.8 million on October 31, 2022 (FYE).

•	Current operator and registered user numbers of 710 and 7.2 million, respectively, in B2B traditional business.

•	Company’s B2C segment, RKings Competitions, now has over 300,000 registered users on its tournament platform.

•	MEXPLAY, the company’s B2C regulated casino in Mexico, launched marketing campaigns in March and is showing strong month-on-month improvements in both numbers of new customers and deposits.

The company said that revenue contributions from its B2B and B2C (RKings, MEXPLAY) segments in Q2 ’23 were $3.8 million (37%) and $6.5 million (63%), respectively.

According to Golden Matrix CEO Brian Goodman, “We are pleased with the revenue contributions from our B2B and B2C segments in Q2, which is traditionally our slowest quarter, and particularly in light of certain technology issues that occurred at RKings. Unfortunately, there had been some system failures when extreme numbers of customers purchased tickets for several high-ticket prize competitions, and this impacted both revenues and profitability at RKings. Working with Amazon AWS, the technology has now been upgraded to increase the performance and speed of RKings’ servers and accommodate heightened levels of participation by our players. Having that resolved, we remain confident in RKings’ continued success in Great Britain and look forward to introducing its scalable platform to additional geographic markets.”

Mr. Goodman emphasized that the company, once again, was cash flow positive in its quarterly results and that, with respect to the reported net loss of $534,000, profitability in Q2 was impacted by several factors, including a noncash charge of $808,666 for stock-based compensation and approximately $102,000 for due-diligence expenses (primarily legal, accounting, travel) associated with the anticipated acquisition of the MeridianBet Group.

GMGI entered into a definitive agreement in January 2023 to acquire the MeridianBet Group and its related companies. As disclosed in this quarterly filing, the Company and MeridianBet have verbally agreed to extend the date and modify additional terms of the definitive agreement in order to facilitate the closing of the transaction. We have plans to document a new definitive date for closing via amendment in the near future.

Mr. Goodman noted that the MeridianBet Group, which is already “extremely profitable,” has increased its year-to-date revenues considerably. “This is a very exciting time in the history of our company,” concluded Mr. Goodman. “We enter the second half of this year with a strong balance sheet and two well-established verticals, as well as a growing casino business in Mexico; and, with the successful acquisition of the MeridianBet Group, the combined enterprise will be generating multiple streams of gaming revenue while providing players worldwide with the most popular best-in-class products, including casino games and sports betting.”

For additional information on Golden Matrix’s financial performance, please refer to the company's Form 10-Q for the second quarter ended April 30, 2023, available at https://www.nasdaq.com/market-activity/stocks/gmgi/sec-filings or www.sec.gov.

A summary of the Company's performance and highlights can be found at www.goldenmatrix.com/highlights

* Adjusted EBITDA is a non-GAAP financial measure. See also "Non-GAAP Financial Measures" and "Reconciliation of Net Income (Loss) attributable to Golden Matrix Group Inc., to Adjusted Earnings excluding Interest Expense, Interest Income, Amortization Expense and Stock-based Compensation Expense" included in the tables at the end of this release.

About Golden Matrix

Golden Matrix Group, based in Las Vegas NV, is an established B2B and B2C gaming technology company operating across multiple international markets. The B2B division of Golden Matrix develops and licenses proprietary gaming platforms for its extensive list of clients and RKings, its B2C division, operates a high-volume eCommerce site enabling end users to enter paid-for competitions on its proprietary platform in authorized markets. The company also owns and operates MEXPLAY, a regulated online casino in Mexico.

Our sophisticated software automatically declines any gaming or redemption requests from within the United States, in strict compliance with current US law.

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Non-GAAP Financial Measures

Adjusted EBITDA, which is disclosed above, is a “non-GAAP ﬁnancial measure” presented as a supplemental measure of the Company’s performance. Adjusted EBITDA is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. Adjusted EBITDA represents net income (loss) before interest, taxes, depreciation and amortization, and also excludes stock-based compensation expense. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA is not recognized in accordance with GAAP, is unaudited, and has limitations as an analytical tool, and you should not consider it in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are: Adjusted EBITDA does not reﬂect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA does not reﬂect changes in, or cash requirements for, working capital needs; Adjusted EBITDA does not reﬂect the signiﬁcant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reﬂect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. For more information on these non-GAAP ﬁnancial measures, please see the section titled “Reconciliation of Net Income (Loss) attributable to Golden Matrix Group, Inc., to Adjusted Earnings excluding Interest Expense, Interest Income, Amortization Expense and Stock-based Compensation Expense” included at the end of this release. Estimated pro forma Adjusted EBITDA of the Company for the FY2022 period, assuming the successful closing of the Meridian Bet acquisition as discussed above has not been reconciled to the comparable GAAP financial measure because the reconciliation could not be performed without unreasonable efforts.

Forward-Looking Statements

Certain statements made in this press release contain forward-looking information within the meaning of applicable securities laws, including within the meaning of the Private Securities Litigation Reform Act of 1995 (“forward-looking statements”). These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified using statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “forecast,” “likely,” “will,” “target” or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, the impact of the COVID-19 pandemic on the Company; the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company and/or its subsidiaries to obtain additional gaming licenses; the ability of the Company to manage growth; the Company’s ability to complete acquisitions and the available funding for such acquisitions; disruptions caused by acquisitions; dilution caused by fund raising, the conversion of outstanding preferred stock and/or acquisitions; the Company’s ability to maintain the listing of its common stock on the Nasdaq Capital Market; the Company’s expectations for future growth, revenues, and profitability; the Company’s expectations regarding future plans and timing thereof; the Company’s reliance on its management; the fact that the Company’s chief executive officer has voting control over the Company; related party relationships; the potential effect of economic downturns, recessions, increases in interest rates and inflation, and market conditions, decreases in discretionary spending and therefore demand for our products, and increases in the cost of capital, related thereto, among other affects thereof, on the Company’s operations and prospects; the Company's ability to protect proprietary information; the ability of the Company to compete in its market; the Company’s lack of effective internal controls; dilution caused by efforts to obtain additional financing; the effect of current and future regulation, the Company’s ability to comply with regulations and potential penalties in the event it fails to comply with such regulations and changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company's programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products, including potential recessions and global economic slowdowns. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this release are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. More information on potential factors that could affect the Company's financial results is included from time to time in the "Special Note Regarding Forward-Looking Statements," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended October 31, 2022 and its Quarterly Report on Form 10-Q for the quarter ended April 20, 2023. These reports are filed with the SEC and available at www.sec.gov. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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Golden Matrix Group

Contact: ir@goldenmatrix.com

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Golden Matrix Group, Inc. and Subsidiaries
Consolidated Balance Sheets

	As of	As of
	April 30, 2023	October 31, 2022
	(Unaudited)	(Audited)
ASSETS

Current assets:
Cash	$15,753,813	$14,949,673
Accounts receivable, net	3,597,389	2,641,023
Accounts receivable – related parties	322,443	413,714
Prepaid expenses	183,771	84,372
Short-term deposit	54,133	52,577
Inventory, prizes	1,862,528	1,147,591
Total current assets	$21,774,077	$19,288,950

Non-current assets:
Property, plant & equipment, net	69,358	72,411
Intangible assets, net	2,469,248	2,607,075
Operating lease right-of-use assets	107,818	150,653
Goodwill	10,381,710	10,452,324
Total non-current assets	13,028,134	13,282,463
Total assets	$34,802,211	$32,571,413

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,041,637	$1,385,076
Accounts payable – related parties	11,298	10,637
Accrued income tax liability	564,944	324,147
Deferred revenues	265,750	182,444
Deferred tax liability	19,489	4,409
Current portion of operating lease liability	103,251	95,085
Customer deposits	303,246	109,328
Accrued interest	123	123
Contingent liability	628,220	573,197
Consideration payable – related party	-	30,708
Total current liabilities	3,937,958	2,715,154

Non-current liabilities:
Non-current portion of operating lease liability	8,930	59,778
Total non-current liabilities	8,930	59,778
Total liabilities	$3,946,888	$2,774,932

Shareholders’ equity:
Preferred stock: $0.00001 par value; 20,000,000 shares authorized	-	-
Preferred stock, Series B: $0.00001 par value, 1,000 shares designated, 1,000 and 1,000 shares issued and outstanding, respectively	-	-
Common stock: $0.00001 par value; 250,000,000 shares authorized; 36,124,526 and 28,182,575 shares issued and outstanding, respectively	$361	$282
Additional paid-in capital	56,496,550	51,677,727
Treasury stock, at cost (April 2023 – 14,594 shares)	(32,322)	-
Accumulated other comprehensive income (loss)	42,855	(205,747)
Accumulated deficit	(25,652,121)	(24,674,847)
Total shareholders’ equity of GMGI	30,855,323	26,797,415
Noncontrolling interests	-	2,999,066
Total equity	30,855,323	29,796,481
Total liabilities and shareholders’ equity	$34,802,211	$32,571,413

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Golden Matrix Group, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2023	2022	2023	2022

Revenues	$10,091,272	$8,273,169	$20,682,308	$16,915,028
Revenues-related party	217,087	209,574	403,730	444,820
Total revenues	10,308,359	8,482,743	21,086,038	17,359,848
Cost of goods sold	(8,248,377)	(5,942,181)	(16,583,022)	(12,795,183)
Gross profit	2,059,982	2,540,562	4,503,016	4,564,665

Costs and expenses:
G&A expense	1,823,189	1,598,428	3,860,484	3,062,973
G&A expense- related party	727,526	183,600	1,462,220	339,200
Total operating expenses	2,550,715	1,782,028	5,322,704	3,402,173
Income (loss) from operations	(490,733)	758,534	(819,688)	1,162,492

Other income (expense):
Interest expense	(740)	-	(1,738)	-
Interest earned	16,920	542	28,825	983
Foreign exchange gain	13,101	114,153	33,314	198,829
Total other income	29,281	114,695	60,401	199,812
Net income (loss) before tax	(461,452)	873,229	(759,287)	1,362,304
Provision for income taxes	72,301	171,780	217,987	247,184
Net income (loss)	(533,753)	701,449	(977,274)	1,115,120
Less: Net income attributable to noncontrolling interest	-	114,465	-	178,757
Net income (loss) attributable to GMGI	$(533,753)	$586,984	$(977,274)	$936,363

Weighted average ordinary shares outstanding:
Basic	36,113,290	28,089,041	34,689,260	27,915,672
Diluted	36,113,290	35,908,819	34,689,260	35,735,450
Net income (loss) per ordinary share attributable to GMGI:
Basic	$(0.01)	$0.02	$(0.03)	$0.03
Diluted	$(0.01)	$0.02	$(0.03)	$0.03

Statement of Comprehensive Income:
Net income (loss)	$(533,753)	701,449	(977,274)	1,115,120
Foreign currency translation adjustments	96,343	(110,235)	248,602	(53,181)
Comprehensive income (loss)	(437,410)	591,214	(728,672)	1,061,939
Less: Net income (loss) attributable to noncontrolling interest	-	114,465	-	178,757
Comprehensive income (loss) attributable to GMGI	$(437,410)	$476,749	$(728,672)	$883,182

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Reconciliation of Net income (loss) to Adjusted EBITDA

	Three Months Period Ended		Six Months Period Ended
	April 30, 2023	April 30, 2022	April 30, 2023	April 30, 2022
Net income (loss)	$(533,753)	$701,449	$(977,274)	$1,115,120
+ Interest expense	740	-	1,738	-
- Interest income	(16,920)	(542)	(28,825)	(983)
+ Taxes	72,301	171,780	217,987	247,184
+ Depreciation	10,359	3,753	20,256	6,285
+ Amortization	110,514	95,414	217,180	189,583
+ Stock-based compensation	808,666	151,864	1,890,450	295,795
EBITDA	$451,907	$1,123,718	$1,341,512	$1,852,984

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